Exhibit 99.1

Biodesix Announces Second Quarter 2022 Results and Highlights

Second quarter 2022 core Lung Diagnostic revenue of $7.3 million increased 52% over the comparable period in 2021;

Received Medicare coverage for the Nodify CDT® Lung Nodule Test;

Announced strategic arrangements during the quarter (Royal Philips, Memorial Sloan Kettering Cancer Center and Bio-Rad);

Reaffirm 2022 revenue outlook of between $37.5 million and $39.5 million;

Conference Call and Webcast Today at 8:00 a.m. ET

BOULDER, CO, August 4, 2022 – Biodesix, Inc. (Nasdaq: BDSX), a leading data-driven diagnostic solutions company with a focus in lung disease, today announced its financial and operating results for second quarter ended June 30, 2022 and provided a corporate update.

“We are thrilled to announce strong growth from our core lung diagnostic testing, with an increase in revenue of 52% over the second quarter of 2021 and 56% over the first quarter of 2022,” said Scott Hutton, CEO of Biodesix. “With the recent Medicare coverage of the Nodify CDT® test, all five of our core lung diagnostic tests are now covered, which will help drive adoption of the test and improve margins over the long term.

In addition, we announced two exciting corporate arrangements. The first, announced with Royal Phillips, integrates our Nodify Lung® tests into its Lung Cancer Orchestrator patient management system to help facilitate digital ordering of the tests following detection of a lung nodule with the ultimate goal of improving patient care and outcomes. The second, announced with Memorial Sloan Kettering Cancer Center and Bio-Rad Laboratories, allows us to leverage the capabilities of these leading organizations to potentially bring new transformative diagnostics to market, including our initial intention to co-develop a molecular minimal residual disease (MRD) test for solid tumors.

Overall, our progress and positive trends in our core lung diagnostics tests in the first half of the year solidifies our confidence  in reaffirming our 2022 revenue guidance.”

Second Quarter 2022 Financial Results

For the three-month period ended June 30, 2022, as compared to the same period of 2021 (where applicable):

•
Total revenue of $11.0 million, a decrease of 8%, driven primarily by an anticipated year-over-year decline in COVID-19 diagnostic testing revenue, offset by strong year-over-year growth in core lung diagnostics:
o
Core lung diagnostic revenue of $7.3 million, reflected a year-over-year increase of 52% that was driven primarily by the increased adoption of Nodify Lung nodule management tests (Nodify CDT & Nodify XL2 tests);
o
COVID-19 testing revenue of $3.0 million reflected a year-over-year decrease of 51% that was driven by the shift to at-home rapid antigen testing;
o
BioPharma Services revenue of $0.7 million decreased 29% year-over-year. COVID-related delays in clinical study enrollment and sample shipping logistics have begun to recover but are still impacting timelines for existing and new agreements;

•
Second quarter 2022 gross margin of $7.0 million, or 64% as a percentage of revenue as compared to 40% in the comparable prior year period primarily driven by the shift of sales to higher-margin core lung diagnostics and away from lower-margin COVID-19 testing;
•
Operating expenses (excluding direct costs and expenses) of $18.6 million, an increase of 21% driven primarily by growth in sales and marketing to drive our growth in core lung diagnostics sales as well as the recent GeneStrat NGS™ commercial launch;
o
Includes non-cash stock compensation expense of $1.4 million as compared to $0.5 million;
•
Net loss of $15.8 million, an increase of 39%, driven primarily by the loss on extinguishment charge resulting from the restructuring of the contingent consideration agreement with Integrated Diagnostics (Indi);
•
Cash and cash equivalents of $28.7 million, inclusive of $5.1 million in restricted cash, as of June 30;
o
Raised net proceeds of $27.3 million during the quarter through debt and equity offerings;
o
Includes principal payment of $3.0 million on the 2021 Term Loan and $2.0 million for scheduled milestone payment in April 2022 to Indi.

2022 Financial Outlook

The Company reaffirms its 2022 financial outlook and expects to generate between $37.5 million and $39.5 million in total revenue in 2022.

Conference call and webcast information

Management will host an investor conference call and webcast today, August 4, 2022 at 8:00 a.m. Eastern Time.

Investor dial-in (domestic):	800-715-9871
Investor dial-in (international):	646-307-1963
Conference ID:	8620846
Webcast:	https://edge.media-server.com/mmc/p/rf64jw58

An archived replay of the webcast will be available on the Company’s website for a period of 90 days.

For a full list of Biodesix’s press releases and webinars, please visit Biodesix.com.

About Biodesix

Biodesix is a leading data-driven diagnostic solutions company with a focus in lung disease. The Company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer eight non-invasive tests for patients with lung diseases. The blood based Nodify Lung® nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT® tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. The blood based IQLung™ strategy for lung cancer patients integrates the GeneStrat® ddPCR™ test, the GeneStrat NGS™ test and the VeriStrat® test to support treatment decisions across all stages of lung cancer with results in an unprecedented 36-72 hours, expediting time to treatment. Biodesix also leverages the proprietary and advanced Diagnostic Cortex® AI (Artificial Intelligence) platform, to collaborate with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. Biodesix launched the SARS-CoV-2 ddPCR™ test, the Platelia SARS-CoV-2 Total Ab, and the cPass™ SARS-CoV-2 Neutralization Antibody test (cPass™ Neutralization Test Kit, GenScript, Inc,) in response to the global pandemic and virus that impacts the lung and causes COVID-19. For more information about Biodesix, visit biodesix.com.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on Biodesix and its operations, it is possible or assumed future results of operations, including descriptions of its revenues, profitability, outlook, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company's ability to continue as a going concern could cause actual results to differ materially from those contemplated in this press release and additionally, other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix’s most recent annual report on Form 10-K, filed March 14, 2022 or subsequent quarterly reports on Form 10-Q during 2022, if applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Bobbi Coffin

bobbi.coffin@biodesix.com

(303) 892-3203

Investors:

Chris Brinzey

chris.brinzey@westwicke.com

(339) 970-2843

Biodesix, Inc.

Condensed Balance Sheets (unaudited)

(in thousands, except share data)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$23,586	$32,712
Accounts receivable, net of allowance for doubtful accounts of $52 and $158	5,452	3,656
Other current assets	6,019	7,245
Total current assets	35,057	43,613
Non‑current assets
Restricted cash	5,000	—
Property and equipment, net	3,950	4,179
Intangible assets, net	10,688	11,617
Operating lease right-of-use assets	3,952	—
Goodwill	15,031	15,031
Other long-term assets	1,551	1,657
Total non‑current assets	40,172	32,484
Total assets	$75,229	$76,097

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,791	$1,662
Accrued liabilities	6,667	7,665
Deferred revenue	2,230	1,850
Current portion of operating lease liabilities	1,315	—
Current portion of contingent consideration	8,151	17,764
Current portion of notes payable	11,771	19
Other current liabilities	1,149	—
Total current liabilities	33,074	28,960
Non‑current liabilities
Long‑term notes payable, net of current portion	8,596	9,993
Long-term operating lease liabilities	2,902	—
Contingent consideration	22,916	16,028
Other long-term liabilities	70	1,389
Total non‑current liabilities	34,484	27,410
Total liabilities	67,558	56,370
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 0 (2022 and 2021) shares issued and outstanding	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 39,978,844 (2022) and 30,789,649 (2021) shares issued and outstanding	40	31
Additional paid‑in capital	341,014	321,669
Accumulated deficit	(333,383)	(301,973)
Total stockholders' equity	7,671	19,727
Total liabilities and stockholders' equity	$75,229	$76,097

Biodesix, Inc.

Condensed Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
COVID-19	$2,954	$6,064	$3,938	$29,296
Lung diagnostic	7,252	4,774	11,901	8,737
Diagnostic testing revenue	10,206	10,838	15,839	38,033
Biopharma services	744	1,047	1,659	2,718
Total revenues	10,950	11,885	17,498	40,751
Direct costs and expenses	3,980	7,085	7,215	25,303
Research and development	3,361	3,323	6,567	6,644
Sales, marketing, general and administrative	15,235	11,425	29,722	23,352
Change in fair value of contingent consideration	—	639	—	1,622
Impairment loss on intangible assets	—	—	81	—
Total operating expenses	22,576	22,472	43,585	56,921
Loss from operations	(11,626)	(10,587)	(26,087)	(16,170)
Other (expense) income:
Interest expense	(1,346)	(815)	(2,483)	(1,466)
Loss on extinguishment of liabilities	(2,952)	—	(2,952)	(728)
Other income, net	100	—	112	1
Total other expense	(4,198)	(815)	(5,323)	(2,193)

Net loss	$(15,824)	$(11,402)	$(31,410)	$(18,363)
Net loss per share, basic and diluted	$(0.40)	$(0.41)	$(0.89)	$(0.68)
Weighted-average shares outstanding, basic and diluted	39,239	27,730	35,177	27,020